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Exhibit 99.1

FOR IMMEDIATE RELEASE:
June 6, 2003
Nasdaq-ACTT

                  ACT TELECONFERENCING ANNOUNCES COMPLETION OF
                     $7 MILLION SUBORDINATED DEBT FINANCING

DENVER - ACT Teleconferencing, Inc. (Nasdaq ACTT), an independent worldwide provider of audio, video and web-based conferencing products and services today announced it completed funding of a previously announced $7 million subordinated debt financing.

The loan was funded in three tranches, on May 12, 2003, May 30, 2003, and June 3, 2003. Full details are available with the Company's SEC filings. The lenders include NewWest Mezzanine Fund LP, based in Denver, Colo., KCEP Ventures II, L.P. based in Kansas City, Mo., Convergent Capital Partners I, L.P. based in Minneapolis, Minn., and the James F. Seifert Management Trust, which is controlled by James F. Seifert, member of the ACT Board. The James F. Seifert Management Trust invested $1 million of the $7 million loan.

In connection with the financing, two representatives of the lenders were appointed to the ACT Board, Terry Matlack and Keith Bares.

Terry Matlack (47) is a partner with Kansas City Equity Partners, a Kansas City-based venture capital firm. He previously served as president of GreenStreet Capital, Inc., a private equity investment firm in Lenexa, Kansas. From 1995 - 2001, Mr. Matlack served in various operating roles for GreenStreet or its affiliated companies. Mr. Matlack received his bachelor's degree from Kansas State University and his law and MBA degrees from the University of Kansas. He is a member of the Kansas Bar Association and holds the Chartered Financial Analyst designation.

Keith Bares (46) has more than 20 years of experience in investment banking and finance. Mr. Bares is a founder and partner of Convergent Capital Partners, a Minneapolis-based investment firm formed in 1998 that focuses on mezzanine investments. Prior to founding Convergent Capital, Mr. Bares spent 13 years at Salomon Brothers, Inc. and Merrill Lynch & Co. Mr. Bares has an undergraduate degree from the University of St. Thomas in St. Paul, Minn. and a master's degree from Northwestern University in Evanston, Ill.

ABOUT ACT TELECONFERENCING

Established in 1990, ACT Teleconferencing, Inc. is a leading independent worldwide provider of audio, video and web-based conferencing products and services to corporations, educational organizations, and governments worldwide. ACT is the only conferencing company with integrated global audio and videoconferencing platforms that provide uniform international services, customized uniform billing, managed services, and local language services. The Company's headquarters are located in Denver, Colorado, with operations in Australia, Belgium, Canada, France, Germany, Hong Kong, the Netherlands, Singapore, the U.K. and the U.S., and virtual

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locations in Japan, China, Taiwan, Indonesia, Spain, Sweden, Switzerland,
Russia, Poland and South Africa. ACT's Internet address is www.acttel.com.

Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Unaudited information may not conform to US GAAP. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, financing, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, please see ACT's filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT. The ratios and information presented above include both audited and unaudited financial information and have been extracted from the Company's financial records for the purpose of assisting shareholders to review trends for modeling and analysis purposes.

                                    Contact:
  ACT Teleconferencing, Inc., Liza Kaiser, IR/Corporate Communications Manager
                Ph: 303-235-9000; e-mail: lkaiser@corp.acttel.com

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Attach Exhibits 4.1 and 4.2